Exhibit 99.5

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, no par value per share (the “Class A Shares”) and Class B Common Stock, no par value per share (the “Class B Shares”) of Fortress Investment Group LLC, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 14th day of February, 2017.

In Witness Whereof, the parties have caused this Agreement to be duly executed as of the date first above written.

SOFTBANK GROUP CORP.

/s/ Masayoshi Son
Name:		Masayoshi Son
Title:		Chairman & CEO

SB FOUNDATION HOLDINGS (GP) LLC

By:		SoftBank Group Corp., its sole member

/s/ Masayoshi Son
Name: Masayoshi Son
Title: Chairman & CEO

SB FOUNDATION HOLDINGS LP

By:		SB Foundation Holdings (GP) LLC, its general partner

	By:	SoftBank Group Corp., its sole member

/s/ Masayoshi Son
Name: Masayoshi Son
Title: Chairman & CEO

Joint Filing Agreement